                                                                Exhibit 23.1



                        CONSENT OF INDEPENDENT ACCOUNTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our reports dated July 3, 1997, on our audits of the financial statements and financial statement schedule of Unison Software, Inc. as of May 31, 1997 and 1996, and for each of the three years in the period ended May 31, 1997. We also consent to the reference to our firm under the caption "Experts."




                                                   /S/ COOPERS & LYBRAND L.L.P.







San Jose, California
October 31, 1997